As filed with the U.S. Securities and Exchange Commission on January 7, 2025.

Registration No. 333-281799

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 5

FORM F-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

CONCORDE INTERNATIONAL GROUP LTD
(Exact name of Registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s Name into English)

British Virgin Islands	7381	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3 Ang Mo Kio Street 62, #01-49 LINK@AMK
Singapore 569139
+65 2960802

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
(800)221-0102

(Names, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Louis A. Bevilacqua, Esq. Bevilacqua PLLC 1050 Connecticut Avenue, NW, Suite 500 Washington, DC 20036 (202) 869-0888	Barry I. Grossman, Esq. Lijia Sanchez, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 (212) 370-1300

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The registrant is filing this Amendment No. 5 (the “Amendment No. 5”) to its registration statement on Form F-1 (the “Registration Statement”) (Registration No. 333-281799) for the sole purpose of filing Exhibit 99.9. Accordingly, Amendment No.5 consists solely of the cover page, this explanatory note, Part II of the Registration Statement, the signature page, the Exhibit Index and Exhibit 99.9. This Amendment No. 5 does not modify any provision of the prospectus that forms a part of the Registration Statement. Accordingly, a preliminary prospectus has been omitted.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 6. Indemnification of Directors and Officers.

We are permitted under the BVI Act, as well as our Memorandum and Articles, to indemnify any of our directors or anyone serving at our request as a director of another entity against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings. We may only indemnify a director if he or she acted honestly and in good faith with the view to our best interests and, in the case of criminal proceedings, the director had no reasonable cause to believe that his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, or the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities.

Convertible Notes Financing

On June 10, 2024, Softbank Robotics Singapore Pte Ltd subscribed to a USD1,000,000 convertible note with a 24 month maturity period with the Company. The Note shall be convertible to the Company’s Class A Ordinary Shares at a conversion price that is equal to the higher of (i) the price per share paid by investors for Class A Ordinary Shares in the Company’s initial public offering or (ii) a 15% discount to the volume weighted average price during the sixty-day period prior to the date of notice of conversion is given to the Company at Subscriber’s sole discretion after one year from the date of issuance.

Class B Ordinary Shares Issuances

On March 18, 2024, 20,788,886 Class B Ordinary Shares were issued to members of our Board, executive officers or their affiliates and existing shareholders as part of the share-based compensation plan, with the fair value recognized through comprehensive loss. The shares issued to each of them were fair valued at $4 per share (Refer to Note 14A for details).

On March 6, 2020, Berjaya Academy Pte. Ltd. issued 100,000 Ordinary Shares to Poh San Koh, who held them in a representative capacity for Swee Kheng Chua. On January 10, 2022, Poh San Koh transferred the 100,000 shares to Sharifah Noriati Binte Said Omar. On November 1, 2023, 100,000 shares were transferred from Sharifah Noriati Binte Said Omar to Concorde International Group Pte Ltd (Singapore) for 1 Singapore Dollar. The shares were held by Sharifah Noriati Binte Said Omar in a representative capacity for Swee Kheng Chua. On March 14, 2024, the Company re-designated and reclassified such 100,000 authorized shares to 100,000 Class B Ordinary Shares.

All of the shares were sold to members of our Board, executive officers or their affiliates and existing shareholders, in reliance upon (i) the exemption contained in Section 4(a)(2) of the Securities Act, and Rule 506(b) of Regulation D promulgated thereunder, and applicable state securities laws, or (ii) the provisions of Regulation S promulgated under the Securities Act.

The following table presents the amounts of Class B Ordinary Shares that were issued as of the date of this prospectus and aggregate purchase prices paid by the members of our Board, executive officers or their affiliates and existing shareholders. The terms of these purchases were the same for all purchasers of our Class B Ordinary Shares.

Shareholder	Class B Ordinary Shares	Aggregate Purchase Price Paid
Swee Kheng Chua(1)	18,000,000	$180
Terence Wing Khai Yap(2)	250,000	$2.5
Sze Yin Ong(3)	46,296	$0.46296
Sharifah Noriati Binte Said Omar(4)	185,185	$1.85185
Ping Ping Lim(5)	377,775	$3.77775
Jia Wei Chua(6)	14,815	$0.14815
Meang Fai Pang(7)	14,815	$0.14815
Weilekai Investments Pte Ltd(8)	2,000,000	$20

(1)	Swee Kheng Chua, our Chief Executive Officer and Director.

(2)	Terence Wing Khai Yap, our Director.

(3)	Sze Yin Ong, our Chief Financial Officer.

(4)	Ms. Sharifah Noriati Binte Said Omar serves as a nominee director at Berjaya Academy Pte Ltd, our 70% owned subsidiary, as well as Concorde Security Pte Ltd (Singapore), our 96.81% owned subsidiary, and Concorde Asia Pte Ltd (Singapore), our 70% owned subsidiary.

(5)	Ping Ping Lim, Swee Kheng Chua’s spouse.

(6)	Jia Wei Chua, Swee Kheng Chua’s son.

(7)	Meang Fai Pang, freelance contractor of the Company and a close associate of Swee Kheng Chua.

(8)	Weilekai Investments Pte Ltd is a Singapore company, 50% owned by Swee Kheng Chua and 50% owned by Ping Ping Lim, Spouse of Swee Kheng Chua. Swee Kheng Chua is deemed to beneficially own the Class B Ordinary Shares owned by Weilekai Investments Pte Ltd and has sole voting and dispositive powers over its shares. Weilekai Investments Pte Ltd’s business address is 3 Ang Mo Kio Street 62 #01-49 LINK@AMK Singapore 569139.

No underwriters were involved in these issuances. We believe that each of the above issuances was exempt from registration under the Securities Act in reliance on Regulation S under the Securities Act or pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering.

Item 8. Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit No.	Description
1.1	Form of Underwriting Agreement (incorporated by reference to Exhibit 1.1 to the Amendment No.2 to Form F-1 filed on November 5, 2024)
3.1	Memorandum and Articles of Association of Concorde International Group Ltd, adopted on May 2, 2023 (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form F-1 filed on August 27, 2024)
3.2	Second Amended and Restated Memorandum and Articles of Association of Concorde International Group Ltd, adopted on March 14, 2024 (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form F-1 filed on August 27, 2024)
4.1	Form of Representative’s Warrant (included in Exhibit 1.1) (incorporated by reference to Exhibit 4.1 to the Amendment No.2 to Form F-1 filed on November 5, 2024)
5.1	Opinion of Conyers Dill & Pearman regarding the legality of the Class A Ordinary Shares being registered (incorporated by reference to Exhibit 5.1 to the Amendment No.1 to Form F-1 filed on September 18, 2024)
5.2	Opinion of Bevilacqua PLLC regarding the Underwriter’s Warrant (incorporated by reference to Exhibit 5.2 to the Amendment No.1 to Form F-1 filed on September 18, 2024)
5.3	Opinion of ReThink Legal regarding certain Singapore law matters (incorporated by reference to Exhibit 5.3 to the Amendment No.1 to Form F-1 filed on September 18, 2024)
8.1	Opinion of Conyers Dill & Pearman regarding certain British Virgin Islands tax matters (incorporated by reference to Exhibit 8.1 to the Amendment No.1 to Form F-1 filed on September 18, 2024)
8.2	Opinion of Potomac Law Group regarding certain U.S. tax matters (incorporated by reference to Exhibit 8.2 to the Amendment No.1 to Form F-1 filed on September 18, 2024)
8.3	Opinion of ReThink Legal regarding certain Singapore tax matters (included in Exhibit 5.3) (incorporated by reference to Exhibit 8.3 to the Amendment No.1 to Form F-1 filed on September 18, 2024)
10.1†	Form of Indemnification Agreement between the Registrant and its directors and executive officers (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form F-1 filed on August 27, 2024)
10.2†	Form of Independent Director Agreement between the Registrant and its independent directors (incorporated by reference to Exhibit 10.2 to the Registration Statement on Form F-1 filed on August 27, 2024)
10.3†	Form of Employment Agreement between the Registrant and its executive officers (incorporated by reference to Exhibit 10.3 to the Amendment No.1 to Form F-1 filed on September 18, 2024)
10.4	U.S. $1,000,000 Convertible Promissory Note between Softbank Robotics Singapore Pte Ltd and Concorde International Group Ltd, dated June 10, 2024 (incorporated by reference to Exhibit 10.4 to the Registration Statement on Form F-1 filed on August 27, 2024)
10.5	Securities Purchase Agreement between Softbank Robotics Singapore Pte Ltd and Concorde International Group Ltd, dated June 10, 2024 (incorporated by reference to Exhibit 10.5 to the Registration Statement on Form F-1 filed on August 27, 2024)
10.6	Form of Concorde International Group Ltd 2024 Equity Incentive Plan (incorporated by reference to Exhibit 10.6 to the Registration Statement on Form F-1 filed on August 27, 2024)
10.7	Form of Share Option Agreement (incorporated by reference to Exhibit 10.7 to the Registration Statement on Form F-1 filed on August 27, 2024)
10.8	Form of Restricted Share Award Agreement (incorporated by reference to Exhibit 10.8 to the Registration Statement on Form F-1 filed on August 27, 2024)
10.9	Form of Restricted Share Units Award Agreement (incorporated by reference to Exhibit 10.9 to the Registration Statement on Form F-1 filed on August 27, 2024)

10.10	SGD1.5 million Loan Agreement between Concorde Security Pte Ltd and Oversea-Chinese Banking Corporation Limited (OCBC) dated May 28, 2024 (incorporated by reference to Exhibit 10.10 to the Amendment No.2 to Form F-1 filed on November 5, 2024)
10.11	Call Option Agreement between Concorde Security Pte. Ltd and OCBC dated June 25, 2024 (incorporated by reference to Exhibit 10.11 to the Amendment No.2 to Form F-1 filed on November 5, 2024)
10.12	SGD500,000 Loan Agreement between Concorde Security Pte Ltd and OCBC dated June 14, 2024 (incorporated by reference to Exhibit 10.12 to the Amendment No.2 to Form F-1 filed on November 5, 2024)
10.13	Lease Agreement between Concorde Security Pte Ltd and the Housing Development Board for the premises at 808 Kitchener Road, dated October 04, 2024 (incorporated by reference to Exhibit 10.13 to the Amendment No.3 to Form F-1 filed on November 26, 2024)
21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to the Amendment No.1 to Form F-1 filed on September 18, 2024)
23.1*	Consent of Kreit & Chiu CPA LLP
23.2	Consent of Conyers Dill & Pearman (included in Exhibit 5.1) (incorporated by reference to Exhibit 23.2 to the Amendment No.1 to Form F-1 filed on September 18, 2024)
23.3	Consent of Bevilacqua PLLC (included in Exhibit 5.2) (incorporated by reference to Exhibit 23.3 to the Amendment No.1 to Form F-1 filed on September 18, 2024)
23.4	Consent of Potomac Law Group (included in Exhibit 8.2) (incorporated by reference to Exhibit 23.4 to the Amendment No.1 to Form F-1 filed on September 18, 2024)
23.5	Consent of ReThink Legal (included in Exhibit 5.3) (incorporated by reference to Exhibit 23.5 to the Amendment No.1 to Form F-1 filed on September 18, 2024)
24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Registration Statement on Form F-1 filed on August 27, 2024)
99.1	Code of Ethics of the registrant (incorporated by reference to Exhibit 99.1 to the Registration Statement on Form F-1 filed on August 27, 2024)
99.2	Audit Committee Charter (incorporated by reference to Exhibit 99.2 to the Registration Statement on Form F-1 filed on August 27, 2024)
99.3	Compensation Committee Charter (incorporated by reference to Exhibit 99.3 to the Registration Statement on Form F-1 filed on August 27, 2024)
99.4	Nominating and Corporate Governance Committee Charter (incorporated by reference to Exhibit 99.4 to the Registration Statement on Form F-1 filed on August 27, 2024)
99.5	Clawback Policy (incorporated by reference to Exhibit 99.5 to the Amendment No.1 to Registration Statement on Form F-1 filed on September 18, 2024)
99.6	Consent of Independent Director Nominee Goh Kok Kee Alfred (incorporated by reference to Exhibit 99.6 to the Amendment No.2 to Form F-1 filed on November 5, 2024)
99.7	Consent of Independent Director Nominee Sim Peng Thia (incorporated by reference to Exhibit 99.6 to the Registration Statement on Form F-1 filed on August 27, 2024)
99.8	Consent of Independent Director Nominee Mark Allen Brisson (incorporated by reference to Exhibit 99.7 to the Registration Statement on Form F-1 filed on August 27, 2024)
99.9*	Request for Waiver and Representation under Item 8.A.4 of Form 20-F
107	Filing Fee Table (incorporated by reference to Exhibit 107 to the Registration Statement on Form F-1 filed on August 27, 2024)

†	Executive Compensation Plan or Agreement

*	Filed herewith

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or the notes thereto.

Item 9. Undertakings.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore on January 7, 2025.

CONCORDE INTERNATIONAL GROUP LTD

By:	/s/ Swee Kheng Chua
Name:	Swee Kheng Chua
Title:	Chief Executive Officer and Chairman

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. The document may be executed by signatories hereto on any number of counterparts, all of which shall constitute one and the same instrument.

Signature	Title	Date

/s/ Swee Kheng Chua	Chief Executive Officer and Chairman	January 7, 2025
Swee Kheng Chua

*	Chief Financial Officer	January 7, 2025
Sze Yin Ong

*	Director	January 7, 2025
Terence Wing Khai Yap

* By:	/s/ Swee Kheng Chua
Swee Kheng Chua
Attorney-In-Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Concorde International Group Ltd has signed this registration statement or amendment thereto in New York on January 7, 2025.

Cogency Global Inc.

Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President